UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) November 1, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
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[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
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ITEM 8.01.  OTHER EVENTS

On November 1, 2005, Moody's Investors Services, Inc. (Moody's) lowered their ratings of General Motors Corporation (GM). GM's wholly-owned subsidiary General Motors Acceptance Corporation (GMAC), and GMAC's wholly-owned subsidiary Residential Capital Corporation (ResCap) remain under review. Their press releases follows.

MOODY'S DOWNGRADES GM'S RATING TO B1 WITH NEGATIVE OUTLOOK; GMAC'S RATING AT Ba1 REMAINS UNDER REVIEW WITH DIRECTION UNCERTAIN

Approximately $30 Billion of Debt Affected

New York, November 01, 2005 -- Moody's Investors Service lowered the long-term rating of General Motors Corporation (GM) to B1 from Ba2. The outlook is negative. The Ba1 rating of General Motors Acceptance Corporation (GMAC) and the Baa3 rating of Residential Capital Corporation remain under review with direction uncertain. The GM downgrade reflects greater uncertainty as to GM's ability to implement a comprehensive restructuring program, stem eroding market share, rebuild North American profitability, and achieve positive free cash flow quickly enough to meet the financial metrics previously defined by Moody's for maintenance of its Ba2 rating. Moreover, factors that could create additional uncertainty include: risk of supply disruptions if actions by Delphi to reduce its costs lead to UAW job actions; potential implications of the recently announced SEC investigations; and any actions that GM might need to take to address the interests of key shareholders.

The ongoing erosion of GM's competitive position and market share is evident in the company's significant third quarter operating loss, which contributed to $6.6 billion of cash consumption for the nine months ended September 30th. The company anticipates that the scheduled launch of its new T900 trucks and SUVs will provide opportunity for improved market share and financial performance. However, in an environment where consumer preferences are shifting toward more fuel efficient vehicles, the market acceptance of this new line of vehicles is less certain, and may not enable the company to fully recover the considerable investment made to develop, produce and launch the project.

At the same time, GM continues to face a significant competitive cost disadvantage because of a burdensome North American wage and benefit structure within its own operations and those of its major supplier, Delphi Corporation. While the company has recently reached a tentative agreement with the UAW to significantly reduce its retiree healthcare costs, the cash flow benefits of this proposed plan are unlikely to be realized before 2008. Moreover, further cost reduction initiatives are likely to be needed in order for GM to achieve a competitive cost structure in North America. Further restructuring actions would likely require a large use of cash in order to fund employee separation costs. Liquidity could be further pressured by continued operating cash deficits together with any cash payments related to the Delphi reorganization.

A potential offset to these liquidity requirements is GM's plan to monetize a portion of its GMAC investment, and the B1 rating anticipates that GM will be successful in selling a majority stake in GMAC. Dividends received from GMAC have been a major source of cash to GM and have provided a lift to its credit metrics. The potential reduction in dividends from GMAC due to a partial sale would contribute to a longer-term erosion of the company financial profile. Despite this erosion, the sale plays a critical role in GM's financial strategy. The transaction will boost liquidity available to fund GM's operating and restructuring requirements, and will enhance GMAC's value by improving its capital structure and funding cost. Consequently, Moody's believes that a failure to complete the sale would require further adjustment to the company's strategy and could result in additional downward pressure on the rating.

The negative outlook reflects Moody's view that GM continues to face a number of near-term challenges that could further pressure the rating. GM remains vulnerable to any work actions or strikes that might occur at Delphi as a result of the supplier's attempt to reduce labor costs. Any interruption of supply arrangements with Delphi would be highly disruptive for GM. Beyond this, failure to achieve material incremental labor cost reductions over the intermediate term could require the company to pursue other strategic initiatives that could have further negative rating implications. The SEC inquiry into certain GM accounting practices could distract management's attention from implementing needed restructuring actions. Moody's further notes that SEC investigations have, in a number of circumstances, resulted in various companies electing to delay the filing of their financial statements, resulting in their inability to comply with lending agreement covenant requirements. While GM has not indicated any delay in its financial reporting related to the SEC investigation, such an event would be viewed negatively from a rating perspective. Moreover, it would be viewed negatively if developments relating to the investigation interfered with the company's ability to sell a majority interest in GMAC.

Moreover, depending on developments in the investigation, the company's ability to file financial statements in a timely manner and thereby remain in compliance with covenant provisions of various lending agreements could be jeopardized. Developments in the inquiry could also interfere with the company's near-term ability to sell a majority interest in GMAC.

The company's SGL-1 Speculative Grade Liquidity Rating considers that as GM contends with market and competitive challenges, it will benefit from $19 billion of cash and $16 billion in long-term Voluntary Employees' Beneficiary Association (VEBA) balances. These resources, along with proceeds from the potential sale of a majority stake in GMAC, should provide critical liquidity through 2007. In order to maintain the parent company's B1 rating, GM's automotive operations, excluding any earnings or dividend contribution from GMAC, will have to remain on track for generating interest coverage exceeding
1.5 times, EBIT margin of over 2%, and positive free cash flow by 2007. The following areas are the principal drivers of GM's ability to implement longer term recovery:

o Near term finalization of the proposed UAW agreement to reduce health care costs, and laying the groundwork for productive negotiations with the UAW regarding the 2007 contract negotiation;

o Achieving component cost reductions including a supply agreement with Delphi that materially reduces the current $2 billion cost penalty;

o Avoiding operational disruptions stemming from Delphi's restructuring, and minimizing obligations associated with its guarantee of certain Delphi pension and health care benefits;

o Rebuilding market share including establishing market acceptance and reasonable pricing for the T900 series;

o  Completing the sale of a majority interest in GMAC;

o  Maintaining strong liquidity;

o Resolving the SEC investigation in a manner that does not delay release of or necessitate material adjustments to its financial statements.

Consistent progress in these areas could stabilize GM's rating outlook and lay the ground work for a credit recovery. Conversely, set backs could result in further rating downgrades.

GMAC's Ba1 long-term rating, which was placed under review with direction uncertain on October 17, 2005, is not affected by the downgrade in GM's ratings. GMAC's Not-Prime short term rating, currently under review for possible upgrade, is also not affected by the GM rating action.

Moody's believes GM to be aggressively pursuing its previously announced intention to sell a controlling stake in GMAC. The outcome of a successful transaction would likely lead to a separation of GMAC's ratings from those of GM, assuming the strategic partner exhibits sufficient financial and managerial strength and strategic alignment with GMAC's auto and mortgage finance franchises.

Moody's believes GMAC's stand-alone credit profile would currently warrant a low-Baa long-term rating, based upon GMAC's franchise strength and reasonable credit metrics, balanced by its sizeable direct and indirect exposure to GM. Moody's has noted that should GMAC's new strategic partner exhibit both an ability and willingness to support the enterprise, there could ultimately be positive implications for GMAC's ratings beyond its current stand-alone low-Baa credit profile.

Moody's notes that there is uncertainty regarding the outcome of GM's plans for the sale of a controlling stake in GMAC. A transaction this large and complex necessarily entails execution risk. In maintaining the current Ba1 long-term rating, on review with direction uncertain, Moody's is assuming that a transaction is likely to be completed. If Moody's believes that a successful outcome is less likely as events develop, Moody's could lower GMAC's ratings in the interim. If GM is ultimately unable to consummate its plans in such a way as to achieve ratings separation for GMAC, Moody's would likely re-link GMAC's long-term rating with the long-term rating of GM. The number of notches of rating differential between the GMAC ratings and the GM ratings would be evaluated at that time. Moody's said that it has historically maintained a one-notch differential between the firms' long-term ratings. This has been based upon Moody's belief that GMAC's unsecured creditors benefit from (1) to a limited degree, a lower likelihood of default between the two firms, and (2) to a much greater degree, reduced severity of loss upon default, relative to GM unsecured creditors.

General Motors Corporation, headquartered in Detroit, Michigan, is the world's largest producer of cars and light trucks. GMAC, a wholly-owned subsidiary of GM, provides retail and wholesale financing in support of GM's automotive operations and is one of the world's largest non-bank financial institutions.


                                      # # #





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  November 2, 2005              By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)